EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS REPORTS SECOND QUARTER 2020 FINANCIAL RESULTS AND DECLARES QUARTERLY CASH DISTRIBUTION

•Reported net loss of $2.2 million and net income of $6.6 million for the three and six months ended June 30, 2020, respectively
•Reported adjusted EBITDA of $23.9 million and $54.9 million for the three and six months ended June 30, 2020, respectively
•Generated distributable cash flow of $12.5 million and $30.8 million for the three and six months ended June 30, 2020, resulting in a quarterly distribution coverage ratio of 5.10 times and 6.26 times, respectively
•As previously disclosed, exchange offer and cash tender offer early participation of $335.5 million aggregate principal amount, or 92.045% of all outstanding senior unsecured notes
•Adjusts quarterly cash distribution to $0.005 or $0.020 per unit annually as required by the credit facility amendment dated July 8, 2020

KILGORE, Texas, July 27, 2020 (GLOBE NEWSWIRE) -- Martin Midstream Partners L.P. (Nasdaq:MMLP) (the "Partnership") today announced its financial results for the second quarter of 2020.

"We are pleased with our second quarter results as we continue to navigate through the crisis brought on by the COVID-19 pandemic," commented Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of the Partnership. "Entering into the quarter we were beginning to see the negative impacts of reduced refinery utilization on our businesses. However, as expected, the performance of our fertilizer division offset a portion of the impact as sales were strong through the corn planting season. Overall we remain confident in our diversified business model during these challenging times and fully expect to meet our guidance, although the uncertainty around containment of the virus and the length of the disruption to our economy and society continues to blur our line of sight for the near future. I want to commend our team for their commitment to safe and reliable operations that protect the health of our workforce and business partners while continuing to deliver positive results.

"Finally, I would like to thank our lenders and noteholders for the support they have given the Partnership through the amendment of our revolving credit facility and the refinancing of our senior notes by the exchange offer that was launched July 9th. As previously announced, the early participation results were 92.045%, slightly below the 95.0% requirement under the Restructuring Support Agreement. However, we are optimistic the threshold percentage will be met prior to the expiration date and anticipate settling the exchange on August 12th. Although we regret the need to reduce the cash distribution due to leverage covenant conditions contained in the revolving credit facility, the Partnership’s extended debt maturity profile and improved liquidity allow us to continue to strengthen our balance sheet and reduce leverage while focusing on our long-term vision for the business."

SECOND QUARTER 2020 OPERATING RESULTS BY BUSINESS SEGMENT

TERMINALLING AND STORAGE (“T&S”)

T&S Operating Income for the three months ended June 30, 2020 and 2019 was $3.3 million and $4.4 million, respectively.

Adjusted segment EBITDA for T&S was $10.6 million and $12.3 million for the three month periods ended June 30, 2020 and 2019, respectively, reflecting reduced volumes in the lubricants business related to lower demand in the oil field and construction industries due to COVID-19, expired capital recovery fees at the Smackover Refinery and decreased fees related to a crude pipeline gathering rate adjustment.

TRANSPORTATION

Transportation Operating Income for the three months ended June 30, 2020 and 2019 was $0.6 million and $3.3 million, respectively.

Adjusted segment EBITDA for Transportation was $4.9 and $8.7 for the three months ended June 30, 2020 and 2019, respectively, reflecting lower land transportation load count and lower marine utilization related to demand destruction and lower refinery utilization as a result of COVID-19.

SULFUR SERVICES

Sulfur Services Operating Income for the three months ended June 30, 2020 and 2019 was $7.4 million and $5.3 million, respectively.

Adjusted segment EBITDA for Sulfur Services was $10.8 and $8.6 for the three months ended June 30, 2020 and 2019 respectively, reflecting increased volumes in the fertilizer business slightly offset by reduced sulfur volumes due to lower refinery utilization impacted by demand destruction around COVID-19.

NATURAL GAS LIQUIDS (“NGL”)

NGL Operating Income (Loss) for the three months ended June 30, 2020 and 2019 was $1.1 million and $(3.4) million, respectively.

Adjusted segment EBITDA from continuing operations for NGL was $1.6 million and $(0.2) million for the three months ended June 30, 2020 and 2019, respectively, reflecting an increase in volumes and margins in 2020 and losses in 2019 from commodity hedging contracts related to activities in the butane optimization business.

UNALLOCATED SELLING, GENERAL AND ADMINISTRATIVE EXPENSE (“USGA”)

USGA expenses included in operating income were $4.4 million and $4.6 million for the three months ended June 30, 2020 and 2019 respectively.

USGA expenses included in adjusted EBITDA were $4.0 million and $4.3 million for the three months ended June 30, 2020 and 2019 respectively, reflecting a decrease in professional fees.

2020 FINANCIAL GUIDANCE UPDATE

The majority of our refinery services are focused on the Gulf Coast Region whose states have reopened their economies. However, the impact on refinery utilization due to demand destruction related to the current increase in COVID-19 cases remains unclear. As a result, the Partnership is not providing detailed segment guidance for 2020 but instead providing an estimated range for Adjusted EBITDA, Expansion Capital Expenditures and Maintenance Capital Expenditures.

MMLP 2020 Guidance	$ millions
Adjusted EBITDA	$95 - 107
Expansion Capital Expenditures	$10 - 13[1]
Maintenance Capital Expenditures	$14 - 16

1 On July 9, 2020, the Partnership executed a long-term terminalling service agreement with a third-party customer that requires upgrades to a tank at our Tampa terminal. Expansion Cap Ex guidance range increased by ~$2.0 million related to those upgrades.

The Partnership has not provided comparable GAAP financial information on a forward-looking basis because it would require the Partnership to create estimated ranges on a GAAP basis, which would entail unreasonable effort as the adjustments required to reconcile forward-looking non-GAAP measures cannot be predicted with a reasonable degree of certainty but may include, among others, costs related to debt amendments and unusual charges, expenses and gains. Some or all of those adjustments could be significant.

LIQUIDITY

At June 30, 2020, the Partnership had $181 million drawn on its $400 million revolving credit facility, an $11 million increase from March 31, 2020. Accordingly, the Partnership’s leverage ratio, as calculated under the revolving credit facility, was 4.8 times on June 30, 2020 compared to 4.7 times on March 31, 2020. The Partnership is in compliance with all debt covenants as of June 30, 2020.

QUARTERLY CASH DISTRIBUTION

The Partnership has declared a quarterly cash distribution of $0.005 per unit for the quarter ended June 30, 2020. The distribution is payable on August 14, 2020 to common unitholders of record as of the close of business on August 7, 2020. The ex-dividend date for the cash distribution is August 6, 2020.

COVID-19 RESPONSE

The Partnership initiated protocols in response to the COVID-19 pandemic which include work from home initiatives to protect the health and safety of our employees as well as the communities where we operate, travel restrictions, and training personnel regarding preventative measures when accessing docks, vessels and operating locations. At this time all facilities are operational and monitored closely.

RESULTS OF OPERATIONS

The Partnership had a net loss from continuing operations for the three months ended June 30, 2020 of $2.2 million, a loss of $0.06 per limited partner unit. The Partnership had a net loss from continuing operations for the three months ended June 30, 2019 of $10.6 million, a loss of $0.27 per limited partner unit. Adjusted EBITDA from continuing operations for the three months ended June 30, 2020 was $23.9 million compared to the three months ended June 30, 2019 of $23.5 million. Distributable cash flow from continuing operations for the three months ended June 30, 2020 was $12.5 million compared to the three months ended June 30, 2019 of $6.4 million.

The Partnership had no net income from discontinued operations for the three months ended June 30, 2020 compared to a loss of $180.6 million, or $4.55 per limited partner unit for the three months ended June 30, 2019.  The Partnership had no adjusted EBITDA from discontinued operations for the three months ended June 30, 2020 compared to $5.5 million for the three months ended June 30, 2019. The Partnership had no distributable cash flow from discontinued operations for the three months ended June 30, 2020 compared to $4.9 million for the three months ended June 30, 2019.

The Partnership had net income from continuing operations for the six months ended June 30, 2020 of $6.6 million, or $0.17 per limited partner unit. The Partnership had a net loss from continuing operations for the six months ended June 30, 2019 of $15.4 million, a loss of $0.39 per limited partner unit. Adjusted EBITDA from continuing operations for the six months ended June 30, 2020 was $54.9 million compared to the six months ended June 30, 2019 of $50.8 million. Distributable cash flow from continuing operations for the six months ended June 30, 2020 was $30.8 million compared to the six months ended June 30, 2019 of $12.7 million.

The Partnership had no net income from discontinued operations for the six months ended June 30, 2020 compared to a loss of $179.5 million, or $4.52 per limited partner unit for the six months ended June 30, 2019.  The Partnership had no adjusted EBITDA from discontinued operations for the six months ended June 30, 2020 compared to $10.7 million for the six months ended June 30, 2019. The Partnership had no distributable cash flow from discontinued operations for the six months ended June 30, 2020 compared to $9.8 million for the six months ended June 30, 2019.

Revenues for the three months ended June 30, 2020 were $140.6 million compared to the three months ended June 30, 2019 of $187.3 million. Revenues for the six months ended June 30, 2020 were $339.5 million compared to the six months ended June 30, 2019 of $427.4 million.

Distributable cash flow from continuing operations, distributable cash flow from discontinued operations, EBITDA, adjusted EBITDA from continuing operations, and adjusted EBITDA from discontinued operations are non-GAAP financial measures which are explained in greater detail below under the heading "Use of Non-GAAP Financial Information." The Partnership has also included below a table entitled "Reconciliation of EBITDA, Adjusted EBITDA from continuing operations, and Distributable Cash Flow" in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

An attachment accompanying this announcement and included in the Current Report on Form 8-K to which this announcement is included, contains a comparison of the Partnership’s Adjusted EBITDA for the second quarter 2020 to the Partnership's Adjusted EBITDA for 2019.

Investors' Conference Call

An investors conference call to review the second quarter results will be held on Tuesday, July 28, 2020 at 8:00 a.m. Central Time. The live conference call will be available by calling (877) 878-2695. For a limited time, an audio replay of the conference call will be available by calling (855) 859-2056. The conference ID is 9677403. An archive of the replay will be on Martin Midstream Partners’ website at www.MMLP.com.

About Martin Midstream Partners

Martin Midstream Partners L.P. is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region.  The Partnership's primary business lines include: (1) terminalling, processing, storage, and packaging services for petroleum products and by-products; (2) land and marine transportation services for petroleum products and by-products, chemicals, and specialty products; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) natural gas liquids marketing, distribution and transportation services.

Forward-Looking Statements

Statements about the Partnership’s outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties, including (i) the current and potential impacts of the COVID-19 pandemic generally, on an industry-specific basis, and on the Partnership’s specific operations and business, (ii) the Partnership’s ability to refinance its senior unsecured notes due February 15, 2021 prior to August 19, 2020, (iii) the Partnership’s pursuit of strategic alternatives, (iv) the effects of the continued volatility of commodity prices and the related macroeconomic and political environment, and (v) other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.

Use of Non-GAAP Financial Information

The Partnership's management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles ("GAAP") to analyze its performance. These include: (1) net income before interest expense, income tax expense, and depreciation and amortization ("EBITDA"), (2) adjusted EBITDA and (3) distributable cash flow. The Partnership's management views these measures as important performance measures of core profitability for its operations and the ability to generate and distribute cash flow, and as key components of its internal financial reporting. The Partnership's management believes investors benefit from having access to the same financial measures that management uses.

EBITDA, Adjusted EBITDA from Continuing Operations, and Adjusted EBITDA from Discontinued Operations. Certain items excluded from EBITDA, adjusted EBITDA from continuing operations, and adjusted EBITDA from discontinued operations are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets. The Partnership has included information concerning EBITDA, adjusted EBITDA from continuing operations, and adjusted EBITDA from discontinued operations because it provides investors and management with additional information to better understand the following: financial performance of the Partnership's assets without regard to financing methods, capital structure or historical cost basis; the Partnership's operating performance and return on capital as compared to those of other similarly situated entities; and the viability of acquisitions and capital expenditure projects. The Partnership's method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other entities. The economic substance behind the Partnership's use of adjusted EBITDA is to measure the ability of the Partnership's assets to generate cash sufficient to pay interest costs, support its indebtedness and make distributions to its unitholders.

Distributable Cash Flow and Distributable Cash Flow from Discontinued Operations. Distributable cash flow is a significant performance measure used by the Partnership's management and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by the Partnership to the cash distributions it expects to pay unitholders. Distributable cash flow is also an important financial measure for the Partnership's unitholders since it serves as an indicator of the Partnership's success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

EBITDA, adjusted EBITDA from continuing operations, adjusted EBITDA from discontinued operations, distributable cash flow, and distributable cash flow from discontinued operations, should not be considered alternatives to, or more meaningful than, net income, cash flows from operating activities, or any other measure presented in accordance with GAAP. The Partnership's method of computing these measures may not be the same method used to compute similar measures reported by other entities.

Additional information concerning the Partnership is available on the Partnership's website at www.MMLP.com or by contacting:

Sharon Taylor - Head of Investor Relations
(877) 256-6644

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	June 30, 2020	December 31, 2019
	(Unaudited)	(Audited)
Assets
Cash	$52	$2,856
Accounts and other receivables, less allowance for doubtful accounts of $516 and $532, respectively	48,517	87,254
Inventories	65,668	62,540
Due from affiliates	18,889	17,829
Other current assets	9,605	5,833
Assets held for sale	—	5,052
Total current assets	142,731	181,364

Property, plant and equipment, at cost	899,225	884,728
Accumulated depreciation	(493,115)	(467,531)
Property, plant and equipment, net	406,110	417,197

Goodwill	17,705	17,705
Right-of-use assets	24,554	23,901
Deferred income taxes, net	22,404	23,422
Other assets, net	3,475	3,567
Total assets	$616,979	$667,156

Liabilities and Partners’ Capital (Deficit)
Current installments of long-term debt and finance lease obligations	$368,150	$6,758
Trade and other accounts payable	45,785	64,802
Product exchange payables	5,133	4,322
Due to affiliates	444	1,470
Income taxes payable	498	472
Fair value of derivatives	—	667
Other accrued liabilities	26,496	28,789
Total current liabilities	446,506	107,280

Long-term debt, net	176,794	569,788
Finance lease obligations	405	717
Operating lease liabilities	17,081	16,656
Other long-term obligations	10,000	8,911
Total liabilities	650,786	703,352

Commitments and contingencies
Partners’ capital (deficit)	(33,807)	(36,196)
Total partners’ capital (deficit)	(33,807)	(36,196)
Total liabilities and partners' capital (deficit)	$616,979	$667,156

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenues:
Terminalling and storage *	$19,908	$21,377	$40,382	$44,481
Transportation *	31,485	41,321	70,426	79,116
Sulfur services	2,914	2,858	5,829	5,717
Product sales: *
Natural gas liquids	30,299	57,398	112,510	173,872
Sulfur services	30,506	32,998	55,914	61,732
Terminalling and storage	25,526	31,371	54,460	62,438
	86,331	121,767	222,884	298,042
Total revenues	140,638	187,323	339,521	427,356

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas liquids *	24,293	53,546	94,128	159,736
Sulfur services *	17,559	22,124	32,854	41,820
Terminalling and storage *	21,438	26,118	45,118	52,989
	63,290	101,788	172,100	254,545
Expenses:
Operating expenses *	44,202	53,579	95,484	105,428
Selling, general and administrative *	9,858	10,226	20,320	20,426
Depreciation and amortization	15,343	15,087	30,582	29,988
Total costs and expenses	132,693	180,680	318,486	410,387

Other operating income (loss), net	15	(1,633)	2,525	(2,353)
Operating income	7,960	5,010	23,560	14,616

Other income (expense):
Interest expense, net	(9,377)	(14,986)	(19,302)	(28,657)
Gain on retirement of senior unsecured notes	—	—	3,484	—
Other, net	4	1	7	4
Total other expense	(9,373)	(14,985)	(15,811)	(28,653)

Net income (loss) before taxes	(1,413)	(9,975)	7,749	(14,037)
Income tax expense	(790)	(639)	(1,137)	(1,335)
Income (loss) from continuing operations	(2,203)	(10,614)	6,612	(15,372)
Income from discontinued operations, net of income taxes	—	(180,568)	—	(179,466)
Net income (loss)	(2,203)	(191,182)	6,612	(194,838)
Less general partner's interest in net (income) loss	44	3,824	(132)	3,897
Less (income) loss allocable to unvested restricted units	10	65	(45)	67
Limited partners' interest in net income (loss)	$(2,149)	$(187,293)	$6,435	$(190,874)

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenues:*
Terminalling and storage	$15,942	$17,477	$31,816	$36,449
Transportation	5,393	5,856	11,287	11,499
Product Sales	38	286	130	707
Costs and expenses:*
Cost of products sold: (excluding depreciation and amortization)
Sulfur services	2,554	2,884	5,321	5,458
Terminalling and storage	4,249	7,203	10,026	13,112
Expenses:
Operating expenses	19,440	24,407	41,211	46,943
Selling, general and administrative	8,055	8,558	16,367	17,093

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Allocation of net income (loss) attributable to:
Limited partner interest:
Continuing operations	$(2,149)	$(10,398)	$6,435	$(15,060)
Discontinued operations	—	(176,895)	—	(175,814)
	$(2,149)	$(187,293)	$6,435	$(190,874)
General partner interest:
Continuing operations	$(44)	$(212)	$132	$(307)
Discontinued operations	—	(3,612)	—	(3,590)
	$(44)	$(3,824)	$132	$(3,897)

Net income (loss) per unit attributable to limited partners:
Basic:
Continuing operations	$(0.06)	$(0.27)	$0.17	$(0.39)
Discontinued operations	—	(4.55)	—	(4.52)
	$(0.06)	$(4.82)	$0.17	$(4.91)
Weighted average limited partner units - basic	38,662	38,871	38,651	38,912
Diluted:
Continuing operations	$(0.06)	$(0.27)	$0.17	$(0.39)
Discontinued operations	—	(4.55)	—	(4.52)
	$(0.06)	$(4.82)	$0.17	$(4.91)
Weighted average limited partner units - diluted	38,662	38,871	38,652	38,912

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL (DEFICIT)
(Dollars in thousands)

		Partners’ Capital (Deficit)
	Parent Net Investment	Common Limited		General Partner Amount
		Units	Amount		Total
Balances - January 1, 2019	$23,720	39,032,237	$258,085	$6,627	$288,432
Net loss	—	—	(190,941)	(3,897)	(194,838)
Issuance of common units, net	—	—	(259)	—	(259)
Issuance of restricted units	—	16,944	—	—	—
Forfeiture of restricted units	—	(154,288)	—	—	—
Cash distributions	—	—	(28,851)	(589)	(29,440)
Unit-based compensation	—	—	715	—	715
Purchase of treasury units	—	(31,504)	(392)	—	(392)
Excess purchase price over carrying value of acquired assets	—	—	(102,393)	—	(102,393)
Deferred taxes on acquired assets and liabilities	—	—	24,781	—	24,781
Contribution to parent	(23,720)	—	—	—	(23,720)
Balances - June 30, 2019	$—	38,863,389	$(39,255)	$2,141	$(37,114)

Balances - January 1, 2020	$—	38,863,389	$(38,342)	$2,146	$(36,196)
Net income	—	—	6,480	132	6,612
Issuance of restricted units	—	81,000	—	—	—
Forfeiture of restricted units	—	(84,134)	—	—	—
Cash distributions	—	—	(4,825)	(98)	(4,923)
Unit-based compensation	—	—	709	—	709
Purchase of treasury units	—	(7,748)	(9)	—	(9)
Balances - June 30, 2020	$—	38,852,507	$(35,987)	$2,180	$(33,807)

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Six Months Ended
	June 30,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$6,612	$(194,838)
Less: Loss from discontinued operations, net of income taxes	—	179,466
Net income (loss) from continuing operations	6,612	(15,372)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	30,582	29,988
Amortization and write-off of deferred debt issuance costs	991	2,478
Amortization of premium on notes payable	(153)	(153)
Deferred income tax expense	1,018	856
Loss on sale of property, plant and equipment, net	175	2,353
Gain on retirement of senior unsecured notes	(3,484)	—
Derivative (income) loss	(1,463)	2,322
Net cash paid for commodity derivatives	796	(249)
Unit-based compensation	709	715
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	37,180	28,073
Product exchange receivables	—	59
Inventories	(3,128)	3,044
Due from affiliates	(1,060)	(15,947)
Other current assets	(5,547)	(3,061)
Trade and other accounts payable	(16,502)	(2,800)
Product exchange payables	811	(4,386)
Due to affiliates	(1,026)	428
Income taxes payable	26	131
Other accrued liabilities	(2,452)	(3,043)
Change in other non-current assets and liabilities	541	(693)
Net cash provided by continuing operating activities	44,626	24,743
Net cash provided by discontinued operating activities	—	7,770
Net cash provided by operating activities	44,626	32,513

Cash flows from investing activities:
Payments for property, plant and equipment	(19,053)	(14,102)
Acquisitions	—	(23,720)
Payments for plant turnaround costs	(231)	(4,742)
Proceeds from involuntary conversion of property, plant and equipment	1,768	—
Proceeds from sale of property, plant and equipment	4,369	659
Net cash used in continuing investing activities	(13,147)	(41,905)
Net cash provided by discontinued investing activities	—	209,155
Net cash provided by (used in) investing activities	(13,147)	167,250

Cash flows from financing activities:
Payments of long-term debt and finance lease obligations	(160,082)	(362,672)
Proceeds from long-term debt	131,000	298,000
Proceeds from issuance of common units, net of issuance related costs	—	(259)
Purchase of treasury units	(9)	(392)
Payment of debt issuance costs	(269)	(386)
Excess purchase price over carrying value of acquired assets	—	(102,393)
Cash distributions paid	(4,923)	(29,440)
Net cash used in financing activities	(34,283)	(197,542)

Net increase (decrease) in cash	(2,804)	2,221
Cash at beginning of period	2,856	300
Cash at end of period	$52	$2,521
Non-cash additions to property, plant and equipment	$1,276	$2,248

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

Comparative Results of Operations for the Three Months Ended June 30, 2020 and 2019

	Three Months Ended June 30,		Variance	Percent Change
	2020	2019
	(In thousands, except BBL per day)
Revenues:
Services	$21,436	$22,966	$(1,530)	(7)%
Products	25,540	31,385	(5,845)	(19)%
Total revenues	46,976	54,351	(7,375)	(14)%

Cost of products sold	22,697	27,497	(4,800)	(17)%
Operating expenses	12,254	13,257	(1,003)	(8)%
Selling, general and administrative expenses	1,398	1,378	20	1%
Depreciation and amortization	7,272	7,826	(554)	(7)%
	3,355	4,393	(1,038)	(24)%
Other operating income (loss), net	(3)	7	(10)	(143)%
Operating income	$3,352	$4,400	$(1,048)	(24)%

Shore-based throughput volumes (guaranteed minimum) (gallons)	20,000	20,000	—	—%
Smackover refinery throughput volumes (guaranteed minimum BBL per day)	6,500	6,500	—	—%

Comparative Results of Operations for the Six Months Ended June 30, 2020 and 2019

	Six Months Ended June 30,		Variance	Percent Change
	2020	2019
	(In thousands, except BBL per day)
Revenues:
Services	$43,603	$47,766	$(4,163)	(9)%
Products	54,507	62,477	(7,970)	(13)%
Total revenues	98,110	110,243	(12,133)	(11)%

Cost of products sold	47,685	55,774	(8,089)	(15)%
Operating expenses	25,205	26,610	(1,405)	(5)%
Selling, general and administrative expenses	3,057	2,727	330	12%
Depreciation and amortization	14,728	15,663	(935)	(6)%
	7,435	9,469	(2,034)	(21)%
Other operating income (loss), net	(3,054)	17	(3,071)	(18,065)%
Operating income	$4,381	$9,486	$(5,105)	(54)%

Shore-based throughput volumes (guaranteed minimum) (gallons)	40,000	40,000	—	—%
Smackover refinery throughput volumes (guaranteed minimum) (BBL per day)	6,500	6,500	—	—%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Transportation Segment

        Comparative Results of Operations for the Three Months Ended June 30, 2020 and 2019

	Three Months Ended June 30,		Variance	Percent Change
	2020	2019
	(In thousands)
Revenues	$35,259	$47,233	$(11,974)	(25)%
Operating expenses	28,331	36,512	(8,181)	(22)%
Selling, general and administrative expenses	2,058	1,980	78	4%
Depreciation and amortization	4,328	3,778	550	15%
	542	4,963	(4,421)	(89)%
Other operating income (loss), net	13	(1,649)	1,662	101%
Operating income	$555	$3,314	$(2,759)	(83)%

Comparative Results of Operations for the Six Months Ended June 30, 2020 and 2019

	Six Months Ended June 30,		Variance	Percent Change
	2020	2019
	(In thousands)
Revenues	$80,433	$92,419	$(11,986)	(13)%
Operating expenses	63,493	71,777	(8,284)	(12)%
Selling, general and administrative expenses	4,193	4,065	128	3%
Depreciation and amortization	8,608	7,348	1,260	17%
	$4,139	$9,229	$(5,090)	(55)%
Other operating loss, net	(1,195)	(2,385)	1,190	50%
Operating income	$2,944	$6,844	$(3,900)	(57)%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Sulfur Services Segment

        Comparative Results of Operations for the Three Months Ended June 30, 2020 and 2019

	Three Months Ended June 30,		Variance	Percent Change
	2020	2019
	(In thousands)
Revenues:
Services	$2,914	$2,858	$56	2%
Products	30,506	32,998	(2,492)	(8)%
Total revenues	33,420	35,856	(2,436)	(7)%

Cost of products sold	18,601	23,676	(5,075)	(21)%
Operating expenses	3,142	2,789	353	13%
Selling, general and administrative expenses	1,166	1,251	(85)	(7)%
Depreciation and amortization	3,131	2,854	277	10%
	7,380	5,286	2,094	40%
Other operating income (loss), net	5	(1)	6	600%
Operating income	$7,385	$5,285	$2,100	40%

Sulfur (long tons)	166	182	(16)	(9)%
Fertilizer (long tons)	91	88	3	3%
Total sulfur services volumes (long tons)	257	270	(13)	(5)%

Comparative Results of Operations for the Six Months Ended June 30, 2020 and 2019

	Six Months Ended June 30,		Variance	Percent Change
	2020	2019
	(In thousands)
Revenues:
Services	$5,829	$5,717	$112	2%
Products	55,927	61,732	(5,805)	(9)%
Total revenues	61,756	67,449	(5,693)	(8)%

Cost of products sold	35,405	45,242	(9,837)	(22)%
Operating expenses	6,052	4,952	1,100	22%
Selling, general and administrative expenses	2,369	2,429	(60)	(2)%
Depreciation and amortization	6,025	5,722	303	5%
	11,905	9,104	2,801	31%
Other operating income (loss), net	6,776	(1)	6,777	677,700%
Operating income	$18,681	$9,103	$9,578	105%

Sulfur (long tons)	349	291	58	20%
Fertilizer (long tons)	165	155	10	6%
Total sulfur services volumes (long tons)	514	446	68	15%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Natural Gas Liquids Segment

Comparative Results of Operations for the Three Months Ended June 30, 2020 and 2019

	Three Months Ended June 30,		Variance	Percent Change
	2020	2019
	(In thousands)
Products Revenues	$30,300	$57,398	$(27,098)	(47)%
Cost of products sold	26,579	57,392	(30,813)	(54)%
Operating expenses	1,150	1,680	(530)	(32)%
Selling, general and administrative expenses	930	1,097	(167)	(15)%
Depreciation and amortization	612	629	(17)	(3)%
	1,029	(3,400)	4,429	130%
Other operating income (loss), net	—	10	(10)	(100)%
Operating income (loss)	$1,029	$(3,390)	$4,419	130%

NGL sales volumes (Bbls)	1,698	1,457	241	17%

Comparative Results of Operations for the Six Months Ended June 30, 2020 and 2019

	Six Months Ended June 30,		Variance	Percent Change
	2020	2019
	(In thousands)
Products Revenues	$112,515	$173,872	$(61,357)	(35)%
Cost of products sold	100,839	168,701	(67,862)	(40)%
Operating expenses	2,089	3,386	(1,297)	(38)%
Selling, general and administrative expenses	2,077	2,197	(120)	(5)%
Depreciation and amortization	1,221	1,255	(34)	(3)%
	6,289	(1,667)	7,956	477%
Other operating income (loss), net	(2)	16	(18)	(113)%
Operating income (loss)	$6,287	$(1,651)	$7,938	481%

NGL sales volumes (Bbls)	4,143	4,364	(221)	(5)%

Unallocated Selling, General and Administrative Expenses

Comparative Results of Operations for the Three and Six Months Ended June 30, 2020 and 2019

	Three Months Ended June 30,		Variance	Percent Change	Six Months Ended June 30,		Variance	Percent Change
	2020	2019			2020	2019
	(In thousands)				(In thousands)
Unallocated selling, general and administrative expenses	$4,361	$4,599	$(238)	(5)%	$8,733	$9,166	$(433)	(5)%

Non-GAAP Financial Measures

The following table reconciles the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the three and six months ended June 30, 2020 and 2019.

Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
	(in thousands)		(in thousands)
Net income (loss)	$(2,203)	$(191,182)	$6,612	$(194,838)
Less: Loss from discontinued operations, net of income taxes	—	180,568	—	179,466
Income (loss) from continuing operations	(2,203)	(10,614)	6,612	(15,372)
Adjustments:
Interest expense, net	9,377	14,986	19,302	28,657
Income tax expense	790	639	1,137	1,335
Depreciation and amortization	15,343	15,087	30,582	29,988
EBITDA from Continuing Operations	23,307	20,098	57,633	44,608
Adjustments:
(Gain) loss on sale of property, plant and equipment, net	(15)	1,633	175	2,353
Unrealized mark-to-market on commodity derivatives	—	2,220	(669)	2,073
Transaction costs associated with acquisitions	—	40	—	224
Non-cash insurance related accruals	250	500	250	500
Lower of cost or market adjustments	—	303	335	303
Gain on repurchase of senior unsecured notes	—	—	(3,484)	—
Unit-based compensation	363	363	709	715
Adjusted EBITDA from Continuing Operations	23,905	25,157	54,949	50,776
Adjustments:
Interest expense, net	(9,377)	(14,986)	(19,302)	(28,657)
Income tax expense	(790)	(639)	(1,137)	(1,335)
Amortization of debt premium	(76)	(76)	(153)	(153)
Amortization of deferred debt issuance costs	499	1,583	991	2,478
Deferred income tax expense	732	487	1,018	856
Payments for plant turnaround costs	(81)	(915)	(231)	(4,742)
Maintenance capital expenditures	(2,280)	(2,628)	(5,306)	(6,487)
Distributable Cash Flow from Continuing Operations	$12,532	$7,983	$30,829	$12,736

Loss from discontinued operations, net of income taxes	$—	$(180,568)	$—	$(179,466)
Adjustments:
Depreciation and amortization	—	4,080	—	8,161
EBITDA from Discontinued Operations	—	(176,488)	—	(171,305)
Loss on sale of property, plant and equipment, net	—	178,781	—	178,781
Non-cash insurance related accruals	—	3,213	—	3,213
EBITDA and Adjusted EBITDA from Discontinued Operations	—	5,506	—	10,689
Maintenance capital expenditures	—	(576)	—	(912)
Distributable Cash Flow from Discontinued Operations	$—	$4,930	$—	$9,777